Exhibit 5.2

707 Cayman Holdings Limited

5/F., AIA Financial Centre

712 Prince Edward Road East

San Po Kong, Kowloon

Hong Kong

April 14, 2026

Re:	Sale of Securities registered pursuant to Registration Statement on Form F-1

Ladies and Gentlemen:

We have acted as United States securities counsel to 707 Cayman Holdings Limited, an exempted company with limited liability incorporated and registered under the laws of Cayman Islands (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission, pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of the Company’s Registration Statement on Form F-1, as amended (File No. 333-294721) (the “Registration Statement”). The Company is undertaking a self-directed offering on a best efforts basis to arrange for the sale of the following securities covered by the Registration Statement (the “Securities”), which are to be offered and sold directly by the Company: up to 6,250,000 class A ordinary share, par value $0.02 per share (the “Class A Ordinary Shares”) in the aggregate, of which up to 1,250,000 Class A Ordinary Shares and up to 5,000,000 common warrants to purchase Class A Ordinary Shares are issuable (the “Warrants”).

We understand that the Securities will be issued to purchasers participating in the offering pursuant to a Purchase Agreement (the “Purchase Agreement”) and in the manner described in the Registration Statement.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers of the Company. The agreements governing the Warrants contain provisions stating that they are to be governed by the laws of the State of New York. We are not licensed to practice law in any jurisdiction other than the State of California. We have assumed after conducting a comparison of the laws of the State of New York (without rendering any opinion to such effect) that such laws are in all respects identical to the laws of the State of California, without regard to the conflict of law provisions, and would not cause any of our opinions to be incorrect or misleading or cause us otherwise to change or reword our opinions. We have assumed the due authorization, execution and delivery of each such agreement by the Company in accordance with the laws of the Cayman Islands and we do not purport to pass on any matter governed by the laws of the Cayman Islands.

Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that the Warrants when issued, sold and delivered by the Company in accordance with and in the manner described in the Registration Statement and the Purchase Agreement, will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

The foregoing opinions are qualified to the extent that (a) enforceability may be limited by and be subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law (including, without limitation, concepts of notice and materiality), and by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ and debtors’ rights generally (including, without limitation, any state or federal law in respect of fraudulent transfers); and (b) no opinion is expressed herein as to compliance with or the effect of federal or state securities or blue sky laws.. In addition, we express no opinion as to: the right to collect any payment to the extent that such payment constitutes a penalty, premium, forfeiture or late payment charge; the enforceability of the governing law, consent to jurisdiction and forum selection provisions contained in the Warrants; waivers of right to trial by jury or defense; or any purported right of indemnification or exculpation with respect to illegal acts, intentional torts, violation of securities laws, negligence or willful misconduct.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations promulgated thereunder.

Very truly yours,

TROYGOULD PC